Execution version

May 10, 2022

State Street Bank and Trust Company

1 Iron Street

Boston, MA, 02210

Attention: Michael Hug, Vice President

Re:	SYNTAX ETF TRUST (the “Trust”)

Ladies and Gentlemen:

Please be advised that the undersigned Trust has established new series of shares as listed in Appendix A, respectively (the “Fund(s)”), which were approved by the Trust’s Board as of March 3, 2022 and which are expected to be effective as of June 7, 2022.

In accordance with the Section 1, the Appointment of Administrator provision, of the Administration Agreement dated as of July 20, 2017 by and among State Street Bank and Trust Company (“State Street”) and the Trust (as amended, modified, or supplemented from time to time, the “Agreement”), the undersigned Trust hereby requests that State Street act as Administrator for the new Fund(s) under the terms of the Agreement. In connection with such request, the undersigned Trust hereby confirms to State Street, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

Further, the undersigned Trust hereby requests that State Street as Administrator renders services to the new Funds in accordance with Schedule B6 to the Agreement, and that Annex I to Schedule B6 be hereby amended and restated as set forth as attached hereto.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

SYNTAX ETF TRUST

By:
Name:
Title:	, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:

Name:

Title:	, Duly Authorized

Effective Date: June 7, 2022

ADMINISTRATION AGREEMENT

SCHEDULE A

Listing of Fund(s)

(as of May 10, 2022)

Syntax ETF Trust

Syntax Stratified U.S. Total Market Hedged ETF

Syntax Stratified U.S. Total Market ETF

Syntax Stratified LargeCap ETF

Syntax Stratified MidCap ETF

Syntax Stratified SmallCap ETF

Syntax Stratified LargeCap II ETF

Syntax Stratified Total Market II ETF

ANNEX 1

SYNTAX ETF TRUST

Further to the Amendment dated as of January 9, 2020, to the Administration Agreement dated as of July 20, 2017 between each Syntax entity listed on Schedule A attached thereto (each a "Trust") and State Street Bank and Trust Company (the "Administrator"), the Trust and the Administrator mutually agree to update this Annex 1 by adding/removing Funds as applicable:

Form N-PORT Services And Quarterly Portfolio of Investments Services	Service Type
SYNTAX ETF TRUST	Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investment Services
Syntax Stratified U.S. Total Market Hedged ETF Syntax Stratified	Standard
U.S. Total Market ETF	Standard
Syntax Stratified LargeCap ETF	Standard
Syntax Stratified MidCap ETF	Standard
Syntax Stratified SmallCap ETF	Standard
Syntax Stratified LargeCap II ETF1	Standard
Syntax Stratified Total Market II ETF2	Standard

Form N-CEN Services
Syntax ETF Trust

[1]	Effective as of June 7, 2022.
[2]	Effective as of June 7, 2022.

IN WITNESS WHEREOFF, the undersigned, by their authorized representatives, have executed this Annex 1 as of the last signature date set forth below.

SYNTAX ETF TRUST	STATE STREET BANK AND TRUST COMPANY
As Administrator

Name:	Name:
Title:	Title:
Date:	Date: